UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 250, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

This Amendment No. 1 amends and supplements the Current Report on Form 8-K of Neothetics, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 17, 2017 (the “Original Current Report”). The sole purpose for filing this Amendment No. 1 to the Original Current Report is to correct the description of the Company Post-Merger Warrants exercise price under Item 1.01. No other changes are being made to the Original Current Report.

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2017, Neothetics, Inc. (“Neothetics” or the “Company”), Nobelli Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Neothetics (“Merger Sub”), and Evofem Biosciences, Inc., a privately-held Delaware corporation (“Evofem”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Evofem, with Evofem becoming a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Immediately prior to the effective time of the Merger (the “Effective Time”), each outstanding share of Evofem’s preferred stock (other than shares of Evofem’s Series D preferred stock) will be converted into one share of Evofem common stock. Subject to the terms and conditions of the Merger Agreement, at the Effective Time: (a) each share of Evofem common stock (on an as-converted basis) will be converted solely into the right to receive shares of the Company’s common stock (the “Company Common Stock”) equal to the common stock exchange ratio described in the Merger Agreement; (b) each outstanding shares of Evofem Series D preferred stock will be converted solely into the right to receive shares of the Company Common Stock equal to the Series D preferred stock exchange ratio described in the Merger Agreement; and (c) each outstanding Evofem stock option that has not previously been exercised prior to the Effective Time will be assumed by the Company. Warrants to purchase shares of Evofem capital stock will be assumed by the Company at the Effective Time and then immediately amended and restated to become warrants to purchase up to an aggregate of 12 million shares of the Company Common Stock (the “Company Post-Merger Warrants”). The exercise price for the Company Post-Merger Warrants will be equal to the average of the closing sale prices of the Company Common Stock as quoted on The NASDAQ Capital Market for the 30 consecutive trading day period commencing with the first trading day immediately following the Effective Time.

Under the exchange ratio formulas in the Merger Agreement, as of immediately after the Merger, and including the effect of the Financing (as defined below), the former Evofem securityholders are expected to own approximately 87% of the aggregate number of shares of the issued and outstanding Company Common Stock (the “Post-Closing Shares”), and the stockholders of the Company as of immediately prior to the Merger are expected to own approximately 13% of the aggregate number of Post-Closing Shares. The common stock exchange ratio and Series D preferred stock exchange ratio are subject to adjustment as set forth in Section 1.12(b) of the Merger Agreement.

Immediately following the Merger, the name of the Company will be changed from “Neothetics, Inc.” to “Evofem Biosciences, Inc.” The Merger Agreement contemplates that the Board of Directors of the Company will consist of seven members at the Effective Time, six of which will be designated by Evofem and one of which will be designated by the Company. The member to be designated by the Company is expected to be one of the current directors of the Company. The executive officers of the Company immediately after the Effective Time will be designated by Evofem with Evofem’s Chief Executive Officer, Saundra Pelletier, being the Company’s Chief Executive Officer.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Evofem, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and Evofem, indemnification of directors and officers, the Company’s and Evofem’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger. Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by the stockholders of the Company and Evofem. The Merger Agreement contains certain termination rights for both the Company and Evofem, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Evofem a termination fee of up to $1.5 million or Evofem may be required to pay the Company a termination fee of $1.5 million.

The Merger Agreement contemplates that the Company will also seek approval from its stockholders to effect a reverse stock split intended to increase its trading price above the minimum requirements of The NASDAQ Capital Market. Subject to stockholder approval, the Company expects to implement the reverse stock split at a ratio to be mutually agreed to by the Company and Evofem within the range approved by the Company’s stockholders immediately prior to the Effective Time.

In accordance with the terms of the Merger Agreement, certain affiliated stockholders of Evofem have each entered into a support agreement with Evofem (the “Support Agreements”). The Support Agreements place certain restrictions on the transfer of the shares of Evofem held by the respective signatories thereto and include covenants as to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against any actions that could adversely affect the consummation of the Merger.

Concurrently with the execution of the Merger Agreement, certain officers and directors of Evofem, each entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they have agreed, among other things, not to sell or dispose of any shares of Company Common Stock which are or will be beneficially owned by them at the closing of the Merger until 180 days following the Effective Time.

Concurrently with the execution of the Merger Agreement, the Company entered into a Securities Purchase Agreement with Evofem and certain investors of Evofem (the “Securities Purchase Agreement”) pursuant to which, conditioned upon and immediately following the Merger, the Company will issue and sell in a private placement transaction (the “Financing”) $20 million of Company Common Stock and Evofem will issue warrants to purchase shares of Evofem common stock immediately prior to the Effective Time (the “Investor Warrants”). The Investor Warrants will be automatically exercised on a cashless basis at the Effective Time, and the shares of Evofem common stock issued upon exercise of the Investor Warrant will be eligible to receive shares of the Company Common Stock in an amount equal to the common stock exchange ratio upon completion of the Merger. Upon consummation of the Financing, the Company will terminate its existing Fourth Amended and Restated Investors’ Rights Agreement, dated September 22, 2014, by and between the Registrant and the investors listed therein (the “Existing Investors”), and enter into a registration rights agreement with certain of the Existing Investors and certain investors of Evofem.

The Merger Agreement, form of Support Agreement, form of Lock-Up Agreement and the Securities Purchase Agreement have each been included as an exhibit to this Current Report to provide the Company’s stockholders with information regarding their terms. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the parties in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties contained in these agreements were made as of a specified date; may have been made for the purposes of allocating contractual risk between the parties to such agreements; and may be subject to contractual standards of materiality different from what might be viewed as material to the Company’s stockholders. Accordingly, the representations and warranties in these agreements should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company or any other parties thereto at the time they were made and should consider the information in these agreements in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission, or the SEC. Information concerning the subject matter of the representations and warranties may change after the date of these agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. These agreements should not be read alone, but should instead be read in conjunction with each other and other information regarding the Company.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of Support Agreement, the form of Lock-up Agreements and the Securities Purchase Agreement, which are filed as Exhibits 2.1, 2.2, 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Financing is described in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

Item 5.01	Changes in Control of Registrant.

The completion of the Merger will constitute a change in control of the Company. The Merger is described in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.01.

Item 8.01	Other Events.

On October 17, 2017, the Company issued a joint press release with Evofem relating to the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus, joint proxy and information statement. Investors and security holders of the Company and Evofem are urged to read these materials when they become available because they will contain important information about the Company, Evofem and the Merger. The joint proxy statement, information statement, prospectus, and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Neothetics, Inc., 9171 Towne Centre Drive, Suite 250, San Diego, CA 92122, Attention: Investor Relations. Investors and security holders are urged to read the joint proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and Evofem and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the proxy statement for the Company’s 2017 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site (www.sec.gov) and from Investor Relations at the Company at the address described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*+	Agreement and Plan of Merger and Reorganization, dated October 17, 2017, by and among Neothetics, Inc., Evofem Biosciences, Inc. and Nobelli Merger Sub, Inc.

2.2+	Form of Support Agreement, by and between Evofem Biosciences, Inc. and certain of its stockholders.

10.1+	Form of Lock-Up Agreement

10.2+	Securities Purchase Agreement, dated October 16, 2017, by and among the Company, Evofem Biosciences, Inc. and the investors listed therein.

99.1+	Press Release, dated October 17, 2017.

*	The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.
+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: October 31, 2017	By:	/s/ Susan A. Knudson
Susan A. Knudson
Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)